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                          MASSIE TOOL, MOLD & DIE, INC.
                                     BY-LAWS
                                    ARTICLE I

                            Meetings of Shareholders

     1.1 Places of Meetings. All meetings of the shareholders shall be held at such place, either within or without the State of Florida, as may, from time to time, be fixed by the Board of Directors.

     1.2 Annual Meetings. The annual meeting of the shareholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on or before April 30, or on such other date as the Board of Directors of the Corporation may designate from time to time.

     1.3 Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time by the President of the Corporation, by a majority of the Board of Directors or by a vote of the shareholders together holding at least a majority of the authorizing shares of voting capital stock. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.


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     1.4 Notice of Meetings. Except as otherwise required by law, written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting at his address that appears in the share transfer books of the Corporation. Meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

     1.5 Quorum. Except as otherwise required by the Articles of Incorporation, any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

     1.6 Voting. At any meeting of the shareholders, each shareholder of a class entitled to vote on the matters coming before the meeting shall have one vote, in person or by proxy,



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for each share of capital stock standing in his or her name on the books of the
Corporation at the time of such meeting or on any date fixed by the Board of Directors not more than seventy days prior to the meeting. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

     1.7 Action Without Meeting. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting and without action by the Board of Directors if the action is taken by all of the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all of the shareholders entitled to vote on the action, and delivered to the secretary of the Corporation for inclusion in the minutes for filing with the corporate records.

                                   ARTICLE II
                                    Directors

     2.1 General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and except as otherwise expressly provided by law, the Articles of Incorporation or these By-laws, all of the powers of the Corporation shall be vested in such Board.


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         2.2 Number of Directors. The number of Directors shall be three (3) in number.

     2.3 Election of Directors.

     (a) Directors shall be elected at the annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies thus existing.

     (b) Directors shall hold their offices for terms of one year and until their successors are elected. Any Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the shares entitled to vote at an election of Directors.

     (c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board of Directors.

     (d) A majority of the number of Directors fixed by these By-laws shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.



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     2.4 Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the State of Florida and at times fixed by resolution of the Board, or upon call of the President, and the Secretary or officer performing the Secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph or telephone (or in person) of all meetings of the Directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. Directors may be allowed, by resolution of the Board, a reasonable fee and expenses for attendance at meetings.

     2.5 Action Without Meeting. Any action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all of the members of the Board of Directors. The action shall be evidenced by one or more written consents stating the action taken, signed by each Director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Any such consent has the effect of



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a meeting vote and may be described as such in any document of the Corporation.

                                   ARTICLE III
                                   Committees

     3.1 Committees. The Board of Directors, by resolution duly adopted, may establish such committees of the Board having limited authority in the management of the affairs of the Corporation as it may deem advisable and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

     3.2 Meetings. Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these By-laws for regular and special meetings of the Board of Directors.

     3.3 Quorum and Manner of Acting. A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.



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     3.4 Term of Office. Members of any Committee shall be elected as provided above and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

     3.5 Resignation and Removal. Any member of a Committee may resign at any time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

     3.6 Vacancies. Any vacancy occurring in a Committee resulting from any cause whatsoever may be filled by a majority of the number of Directors fixed by these By-laws.

                                   ARTICLE IV
                                    Officers

     4.1 Election. The officers of the Corporation shall consist of a President, one or more Vice Presidents (any one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents), a Secretary and a Treasurer. In addition, such other officers as are provided in section 4.3 of this Article may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors or until their successors are elected. Any two officers may be combined in the same person as



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the Board of Directors may determine, except that the President and Secretary may not be the same person.

     4.2 Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time by a resolution passed at any meeting by affirmative vote of a majority of the number of Directors fixed by these By-laws. Vacancies may be filled at any meeting of the Board of Directors.

     4.3 Other Officers. Other officers may from time to time be elected by the Board, including, without limitations, one or more Assistant Secretaries and Assistant Treasurers.


     4.4 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are hereinafter provided and as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

     4.5 Duties of the President. The President shall be the chief executive and administrative officer of the Corporation and shall have direct supervision over the business of the Corporation and its several officers, subject to the Board
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Directors. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. He may appoint advisory committees as provided in Article III. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

     4.6 Duties of the Vice Presidents. Each Vice President of the Corporation (including any Executive Vice President and Senior Vice President) shall have powers and duties as may from time to time be assigned to him by the Board of Directors or the President. When there shall be more than one Vice President of the Corporation, the Board of Directors may from time to time designate one of them to perform the duties of the President in the absence of the President. Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.



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     4.7 Duties of the Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, and shall cause all such funds and securities to be deposited in such banks and depositories as the Board of Directors from time to time may direct. He shall maintain adequate accounts and records of all assets, liabilities and transactions of the Corporation in accordance with generally accepted accounting practices; shall exhibit his accounts and records to any of the Directors of the Corporation at any time upon request at the office of the Corporation; shall render such statements of his accounts and records and such other statements to the Board of Directors and officers as often and in such manner as they shall require; and shall make and file (or supervise the making and filing of) all tax returns required by law. He shall in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

     4.8 Duties of the Secretary. The Secretary shall act as a secretary of all meetings of the Board of Directors and all other Committees of the Board, and the shareholders of the Corporation, and shall keep the minutes thereof in the proper book or books to be provided for that purpose. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and



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shall affix the seal or cause it to be affixed to all certificates for stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these By-laws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that the reports, statements and other documents required by law (except tax returns) are properly filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

     4.9 Other Duties of Officers. Any officer of the Corporation shall have, in addition to the duties prescribed herein or by law, such other duties as from time to time shall be prescribed by the Board of Directors or the President.

                                    ARTICLE V
                                  Capital Stock

     5.1 Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes



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of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

     5.2 Lost, Destroyed and Mutilated Certificates. Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors, may, in its discretion, cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

     5.3 Transfer of Shares. The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought



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to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

     5.4 Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment for any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.



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                                   ARTICLE VI
                            Miscellaneous Provisions


     6.1 Seal. The seal of the Corporation shall consist of a flat-face circular die, of which there may be any number of counterparts, with the name of the Corporation cut or engraved thereon.

     6.2 Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year, and shall consist of such accounting periods as may be recommended by the Treasurer and approved by the Board of Directors.

     6.3 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series of the shares being held.

     6.4 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.



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     6.5 Amendment of By-laws. These By-laws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these By-laws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power, by majority vote of the outstanding shares of the Corporation, to rescind, alter, amend or repeal any By-laws and to enact By-laws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

     6.6 Voting of Shares Held. Unless otherwise provided by resolution of the Board of Directors, the President shall from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held in this Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises; or, in lieu of such appointment, the President may attend in



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person any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such shares or other securities of such other corporation.



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